As filed with the Securities and Exchange Commission on December 16, 1996


                                                  Registration No._____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                   04-3128178
                                   ----------
                     (I.R.S. employer identification number)

        66 Cherry Hill Drive, Beverly, Massachusetts 01915 (508) 921-9300
        -----------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                               Sarah Burgess Reed
                                 General Counsel
                       Palomar Medical Technologies, Inc.
                              66 Cherry Hill Drive
                          Beverly, Massachusetts 01915
                                 (508) 921-9300
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public:
from time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]








         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

-------------------------------- ------------------- ---------------------- ------------------- ------------------------------
        Title of Shares             Amount to be           Proposed              Proposed
       to be Registered            Registered(1)            Maximum              Maximum        Amount of Registration
                                                        Offering Price          Aggregate       Fee
                                                         Per Share(2)         Offering Price(2)
-------------------------------- ------------------- ---------------------- ------------------- ------------------------------
-------------------------------- ------------------- ---------------------- ------------------- ------------------------------
Common  Stock,  par value  $.01       700,948               $6.84               $4,794,484                 $1,452
per share.
-------------------------------- ------------------- ---------------------- ------------------- ------------------------------


(1) The Common Stock being registered consists of (i) 285,714 shares underlying Series G Convertible Preferred Stock issued to GFL Performance Fund Limited and 285,714 shares underlying Series G Convertible Preferred Stock issued to GFL Advantage Fund Limited, and (ii) 64,760 shares underlying a stock purchase warrant issued with the Series G Covertible Preferred Stock to GFL Performance Fund Limited and 64,760 shares underlying a stock purchase warrant issued with the Series G Covertible Preferred Stock to GFL Advantage Fund Limited, as described in the Selling Stockholders and Plan of Distribution sections of the Prospectus.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices reported on the Nasdaq SmallCap Market on December 13, 1996.


         Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividend or to prevent dilution resulting from stock splits, stock dividends or similar transactions as set forth in the terms of the Preferred Stock and the warrants referred to above.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                       2


                  SUBJECT TO COMPLETION DATED December 16,1996


PROSPECTUS
----------


                       PALOMAR MEDICAL TECHNOLOGIES, INC.


                         700,948 shares of Common Stock
                                 consisting of:
            571,428 shares underlying Series G Convertible Preferred
                   Stock; and 129,520 shares underlying stock
                                purchase warrants

         This Prospectus relates to shares of Common Stock, $.01 par value, ("Common Stock" or the "Shares") of Palomar Medical Technologies, Inc. (the "Company", the "Registrant" or "Palomar") consisting of: (i) 285,714 shares underlying Series G Convertible Preferred Stock issued to GFL Performance Fund Limited and 285,714 shares underlying Series G Convertible Preferred Stock issued to GFL Advantage Fund Limited, and (ii) 64,760 shares underlying a stock purchase warrant issued with the Series G Covertible Preferred Stock to GFL Performance Fund Limited and 64,760 shares underlying a stock purchase warrant issued with the Series G Covertible Preferred Stock to GFL Advantage Fund Limited, all of which are exercisable as described in the Selling Stockholders and Plan of Distribution sections of the Prospectus. All shares to be registered hereby are to be offered by the selling stockholders listed herein (the "Selling Stockholders") and the Company will receive no proceeds from the sale of such shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments which such Selling Stockholders may be required to make in respect thereof. See "Plan of Distribution".

         The Company's Common Stock, par value $.01 per share, is listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") and traded on the Nasdaq SmallCap Market. The last reported bid price of the Common Stock on the Nasdaq SmallCap Market on December 13, 1996 was $6.75 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGES 6 THROUGH 16.

         It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders on the sale of the Common Stock registered hereby. The Company will pay the other expenses of this offering. See "Plan of Distribution". The offer of shares of Common Stock by the Selling Stockholders as described in this Prospectus is referred to as the "Offering".

                The date of this Prospectus is December 16, 1996.


                                       3


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the public reference facilities maintained by the Commission on the 14th Floor, 75 Park Place, New York, New York 10007; Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 500 East, Securities and Exchange Commission Building, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and similar information can also be inspected and copied at the National Association of Securities Dealers, 1735 K Street, N.W., Washington, DC 20006-1500. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company. The Commissions Website address is http://www.sec.gov. This prospectus, which constitutes part of Registration Statement filed by the Company with the Commission under the Securities Act omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the Exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB and Form 10-KSB\A-1 for its fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-QSB and Form 10-QSB\A-1 for its quarter ending March 31, 1996, the Company's Quarterly Report on Form 10-QSB for its quarter ending June 30, 1996, the Company's Quarterly Report on Form 10-QSB for its quarter ending September 30, 1996, the Company's Form 8-K filed with the commission on May 16, 1996, as amended by Form 8-K/A filed June 11, 1996, and the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 6, 1992, as amended by Form 8 on December 17, 1992, all of which have been previously filed with the Commission, are incorporated in this Prospectus by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby are also incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. The Company will



                                       4



provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to: John J. Ingoldsby, Palomar Medical Technologies, Inc., 66 Cherry Hill Drive, Beverly, Massachusetts 01915; telephone number (508) 921 - 9300.

                               PROSPECTUS SUMMARY

         The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference and the financial statements which are incorporated herein by reference.

THE COMPANY.......................    Palomar  Medical  Technologies,  Inc. (the
                                      "Company")  has  two  business   segments:
                                      medical products and electronic  products.
                                      The  medical  products  are under  various
                                      stages of development and clinical trials.
                                      The Company  does derive  revenue from the
                                      sale   of   medical    products   by   its
                                      subsidiaries        Spectrum       Medical
                                      Technologies,      Inc.     and     Tissue
                                      Technologies,   Inc.  In   addition,   the
                                      Company  derives  revenue from the sale of
                                      electronic  products  by its  subsidiaries
                                      Nexar    Technologies,     Inc.,    Dynaco
                                      Corporation and Comtel  Electronics,  Inc.
                                      The  electronic  products  segment  is the
                                      principal    source   of   the   Company's
                                      revenues.

RISK FACTORS......................    The Offering  involves  substantial  risk.
                                      See "Risk Factors".

SECURITIES OFFERED................    700,948  shares of Company  Common  Stock,
                                      par value $.01 per share.

OFFERING PRICE....................    All or part of the Shares  offered  hereby
                                      may be sold from time to time in amounts and on terms to be determined by the Selling Stockholders at the time of sale.

USE OF PROCEEDS...................    The  Company  will  receive no part of the
                                      proceeds from the sale of the shares registered pursuant to this Registration
                                      Statement.

SELLING STOCKHOLDERS..............    The Shares being offered  hereby are being
                                      offered  for the  account  of the  Selling
                                      Stockholders  specified  under the caption
                                      "Selling Stockholders".

NASDAQ TRADING SYMBOL.............    PMTI



                                       5


                                  RISK FACTORS

AN INVESTMENT IN THE SHARES  OFFERED  HEREBY  INVOLVES A HIGH DEGREE OF RISK AND
SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY IS HEREBY IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS OF THE COMPANY MADE BY OR ON BEHALF OF THE COMPANY. THE COMPANY ADVISES READERS NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS IN LIGHT OF THE RISKS AND UNCERTAINTIES TO WHICH THEY ARE SUBJECT. THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS.

         HOLDING COMPANY STRUCTURE. The Company has no significant operations other than those incidental to its ownership of the capital stock of its subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. Claims of creditors of the Company's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness.

         LIMITED OPERATING HISTORY; RECENT ACQUISITIONS. Many of the Company's subsidiaries have limited operating histories and are in the development stage, and the Company is subject to all of the risks inherent in the establishment of a new business enterprise. Historically, most of the Company's revenues have been generated by its flexible circuit board component business; however, Spectrum Medical Technologies, Inc. ("Spectrum"), acquired by the Company in April 1995, contributed 18% of the Company's revenues in 1995. The Company acquired Comtel Electronics, Inc. ("Comtel") in March 1996, and Tissue Technologies, Inc. ("Tissue") in May 1996. Both Comtel and Tissue have had limited operating histories. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business and development of new technologies in the medical products and
electronic  products  industries.   These  include,  but  are  not  limited  to,
government regulation, competition, the need to expand manufacturing capabilities and market expertise, and setbacks in production, product development, market acceptance and sales and marketing. The Company's prospects could be significantly affected by its ability to subsequently manage and integrate the operations of several distinct businesses with diverse products, services and customer bases in order to achieve cost efficiencies. There can be no assurance that the Company will be able to successfully manage and integrate the operations of newly acquired businesses into its operations or that the failure to do so will not increase the costs inherent in the establishment of new business enterprises.

         SUBSTANTIAL AND CONTINUING LOSSES. The Company incurred a net loss of $12,620,768 for the year ended December 31, 1995 and a net loss of $19,213,214 for the nine month period ended September 30, 1996. These losses are expected to continue for the near term, and there can be no assurance that the Company will achieve profitable operations or that profitable operations will be sustained if achieved. At September 30, 1996, the Company's accumulated deficit was US$45,903,951. Dynaco Corp. ("Dynaco"), Star Medical Technologies, Inc. ("Star"), CD Titles, Inc. ("CD Titles"), Dynamem, Inc. ("Dynamem"), Comtel and Tissue each have had a history of losses prior to acquisition by the Company. There can be no assurance that these companies will achieve profitable operations or that profitable operations will be sustained if achieved. The
Company anticipates incurring substantial research and development expenses, which will reduce cash available to fund current operations. The Company must continue to secure additional financing to complete its research and development activities, commercialize its current and proposed medical products, expand its current non-medical business, execute its acquisition business plan


                                       6


and fund ongoing operations. The Company believes that the cash generated to date from its financing activities and amounts available under its credit agreement will be sufficient to satisfy its working capital requirements through the next twelve-month period. However, there can be no assurance that this assumption will prove to be accurate or that events in the future will not require the Company to obtain additional financing sooner than presently anticipated. The Company may also determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the costs of acquisitions or continuing expansion. To the extent that the Company finances an acquisition with a combination of cash and equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's shareholders. Additionally, to the extent that the Company incurs indebtedness to fund increased levels of accounts receivable or to finance the acquisition of capital equipment or issues debt securities in connection with any acquisition, the Company will be subject to risks associated with incurring substantial additional indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. The Company continues to investigate several financing alternatives, including additional government research grants, strategic partnerships, additional bank financing, private, debt and equity financing and other sources. While the Company regularly reviews potential funding sources in relation to its ongoing and proposed research projects, there can be no assurance that the current levels of funding or additional funding will be available, or if available will be on terms satisfactory to the Company. Failure to obtain additional financing could have a material adverse effect on the Company, including possibly requiring it to significantly curtail its operations.

         RISKS ASSOCIATED WITH ACQUISITIONS. Since going public, the Company has acquired seven companies. In the normal course of business, the Company evaluates potential acquisitions of businesses, products and technologies that would complement or expand the Company's business. Acquisitions may result in the incurrence of additional debt, the write-off of in-process research and development or technology acquisition and development costs and the amortization of expenses related to goodwill and other intangible assets, any of which could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow. Acquisitions involve numerous additional risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which the Company has little or no direct prior experience and the potential loss of key employees of the acquired company.

         NEW VENTURES. The Company has entered into several agreements with physician groups to provide cosmetic laser services at laser treatment centers, and plans to enter into more such agreements in the future. While the Company believes these new partnerships are strategically important, there are substantial uncertainties associated with the development of new products, technologies and services for evolving markets. The success of these ventures will be determined not only by the Company's efforts, but also by those of its partners. Initial timetables for the development and introduction of new technologies, products or services may not be achieved, and price/performance targets may not prove feasible. External factors, such as the development of competitive alternatives or government regulation, may cause new markets to evolve in unanticipated directions. (See "Highly Competitive Industries.")

         MANAGEMENT OF GROWTH. In light of management's views of the potential for future growth, the Company has adopted an aggressive growth plan that includes substantial investments in its sales, marketing, production and distribution organizations, the creation of new research and development programs and increased funding of existing programs, and investments in corporate infrastructure that will be required to support significant growth. This plan carries with it a number of risks, including a higher level of operating expenses, the difficulty of attracting and assimilating a large number of new employees,


                                       7


and the complexities associated with managing a larger and faster growing organization. Depending on the extent of future growth, the Company may experience a significant strain on its management, operational, manufacturing and financial resources. The failure of the Company's management team to effectively manage growth, should it continue to occur, could have a material adverse effect on the Company's financial condition and results of operations

         HIGHLY COMPETITIVE INDUSTRIES. The medical device and electronics industries are characterized by intense competition. The medical laser industry is highly competitive and is characterized by the frequent introduction of new products. The Company competes in the development, manufacture, marketing and servicing of laser technology products with numerous other companies, certain of which have substantially greater financial, marketing and other resources than the Company. In addition, the Company's medical products face competition from alternative medical products and procedures, such as dermabrasion, chemical peels, pharmaceutical treatment, electrolysis, waxing and surgery, among others. There can be no assurance that the Company will be able to differentiate its products from the products of its competitors or that the marketplace will consider the Company's products to be superior to competing products or medical procedures. There can be no assurance that competitors will not develop products or that new technologies will not be developed that render the Company's products obsolete or less competitive. In addition, in entering areas of business in which it has little or no experience, such as the opening of laser treatment centers, the Company may not be able to compete successfully with competitors that are more established in such areas. (See "New Ventures.")

         In the electronics industry, the Company competes with Packard-Hughes Interconnect Co., Parlex Corporation, Teledyne Inc., IBM, Apple Computer, Compaq and Dell Computer, among others. Many, if not most, of the Company's current and prospective competitors are substantial in size and have substantial financial, managerial, technical, manufacturing, marketing and other resources, and may introduce additional products that compete with those of the Company. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies. As a result of the intense competition in the personal computer market, the Company expects that gross margins on sales of its upgradeable personal computers will be extremely narrow and will require the Company to manage carefully its cost of goods sold. There can be no assurance that the Company will be able to manage its cost of goods sold to the degree necessary for sales of upgradeable computer products to generate significant gross margins. The Company currently has limited marketing capabilities and expects to place significant reliance on independent distributors and resellers for the distribution and marketing of its products. The Company will be dependent upon the efforts of such third parties. The inability to establish and maintain a network of independent distributors and resellers, or a reduction in their sales efforts, could have a material adverse effect on the Company's financial condition and results of operations. In addition, there can be no assurance as to the viability or financial stability of the Company's independent distributors and resellers. The computer industry has been characterized from time to time by financial difficulties of distributors and resellers; any such problems could lead to reduced sales and could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company's products will compete favorably with the products of its competitors or that the Company will have the resources necessary to compete effectively against such companies.



                                       8


         FLUCTUATIONS IN QUARTERLY PERFORMANCE. The Company's results of operations have fluctuated substantially and can be expected to continue to vary significantly. The Company's quarterly operating results depend on a number of factors, including the timing of the introduction or acceptance of new products offered by the Company or its competitors, changes in the mix of products sold by the Company, changes in regulations affecting the medical products or electronics industry, changes in the Company's operating expenses, personnel changes and general economic conditions.

         The Company's stock price, like that of other technology companies, is subject to significant volatility. If revenues or earnings in any quarter fail to meet the investment community's expectations, there could be an immediate impact on the price of the Shares. The price of the Shares may also be affected by broader market trends unrelated to the Company's performance. (See "Volatility of Share Price.")


                                       9


         VOLATILITY OF SHARE PRICE. Factors such as announcements of developments related to the Company's business, announcements by competitors, quarterly fluctuations in the Company's financial results and other factors have caused the price of the Company's stock to fluctuate, in some cases substantially, and could continue to do so in the future. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Shares. The trading prices of many technology companies' stocks are at or near their historical highs, and reflect price/earnings ratios substantially above historical norms. There can be no assurance that the trading price of the Shares will remain at or near its current level.

         GOVERNMENT REGULATION. The Company's medical business segment and, to a lesser degree, its electronics business segment are subject to regulation in the United States and abroad. Failure to comply with applicable regulatory requirements can result in fines, denial or suspension of approvals, seizures or recall of products, operating restrictions and criminal prosecutions, any or all of which could have a material adverse effect on the Company. Furthermore, changes in existing regulations or adoption of new regulations could prevent the Company from obtaining, or could affect the timing of, future regulatory approvals.

         Medical Segment. All medical devices, including those sold by the Company, are subject to regulation by the FDA under the Medical Device Amendments of the United States Food, Drug and Cosmetics Act (the "FDA Act"). The Company's business, financial condition and operations are critically dependent upon timely receipt of FDA regulatory clearance.

                  FDA Clearance Status for Cosmetic Laser Products. Three of the Company's lasers have received clearance from the FDA for certain dermatological applications: the Q-pulse Ruby laser, the Tru-Pulse laser and the Epilaser system.

         The Company is also investigating other applications in dermatology for its laser systems. It will be required to obtain FDA clearance before commercially marketing any other application. The Company believes that it will be able to seek such clearance under the 510(k) application process; however, no assurance can be given that the FDA will not require the Company to follow the more extensive and time-consuming Pre-Market Approval ("PMA") process. FDA review of a 510(k) application currently averages about seven to twelve months and requires limited clinical data based on "substantial equivalence" to a product marketed prior to 1976, while a PMA review can last for several years and require substantially more clinical data.

         The FDA also imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, good manufacturing practices, record keeping and reporting requirements. The FDA also may require post-market testing and surveillance programs to monitor a product's effects. There can be no assurance that the appropriate clearances from the FDA will be granted, that the process to obtain such clearances will not be excessively expensive or lengthy or that the Company will have sufficient funds to pursue such clearances.

         No assurance can be given that FDA approval will be obtained for the Company's current or proposed medical products on a timely basis, if at all. The medical products segment of the Company's business, is, and will continue to be, critically dependent upon FDA approval of its current and proposed medical products. Delays or failure to obtain such approval would have a material adverse effect on the Company.



                                       10


                  Other Government Approvals for Medical Products; Good Manufacturing Practices. In order to be sold outside the United States, the Company's products are subject to FDA permit requirements that are conditioned upon clearance by the importing country's appropriate regulatory authorities. Many countries also require that imported products comply with their own or international electrical and safety standards. In November 1992, the Company obtained approval certifying compliance with certain international electrical and safety regulations applicable to its pulsed dye laser. Additional approvals may be required in other countries. The Company has yet to apply for international approval for its diode laser for use in cosmetic surgery and dermatology.

         The Company is subject to the laser radiation safety regulations of the FDA Act administered by the National Center for Devices and Radiological Health ("CDRH") of the FDA. These regulations require a laser manufacturer to file new product and annual reports, to maintain quality control, product testing and sales records, to distribute appropriate operation manuals, to incorporate certain design and operating features in lasers sold to end-users and to certify and label each laser sold to end-users as one of four classes of lasers (based on the level of radiation from the laser). In addition, various warning labels must be affixed on the product and certain protective devices must be installed depending upon the class of product. Under the Act, the Company is also required to register with the FDA as a medical device manufacturer and is subject to inspection on a routine basis by the FDA for compliance with Good Manufacturing Practice ("GMP") regulations. The GMP regulations impose certain procedural and documentation requirements upon the Company relevant to its manufacturing, testing and quality control activities. The CDRH is empowered to seek fines and other remedies for violations of these regulatory requirements. The Company believes that it is currently in compliance with these regulations.

         Electronic Segment. A significant percentage of the total sales of the flexible circuit board component business of the Company, which presently accounts for a significant amount of the sales of the Company, are the result of either a subcontract or a direct contract for government programs funded by the U.S. military. Generally, government contracts and subcontracts are terminable at the convenience of the government. Cutbacks in military spending for certain programs or lack of military spending in general could have a material adverse effect on the Company. There can be no assurance that termination of contracts, cessation of purchase orders, or a failure to appropriate funds will not occur in the future. Any termination, cessation, or failure to appropriate funds with respect to contracts or subcontracts having a significant dollar value would have a material adverse effect on the Company's business, financial condition and results of operation. The unpredictable nature of the government procurement process also may contribute to fluctuations in the Company's quarterly performance. (See "Fluctuations in Quarterly Performance.")

         Flexible circuit board component sales to the U.S. military are subject to certain military certifications. These certifications are based upon compliance with specification standards set by the U.S. military. The Company is subject to periodic audit and review from U.S. government agencies to ensure compliance under criteria set forth by these agencies. Failure to meet or exceed criteria set forth could result in a suspension or disqualification of certain certifications. Such suspension or disqualification could have a material adverse effect on the Company.



                                       11


         UNCERTAINTY OF MARKET ACCEPTANCE. The Company continually develops new products intended for use in the medical products segment and the electronic products segment. As with any new products, there is substantial risk that the marketplace may not accept or be receptive to the potential benefits of such products. Market acceptance of the Company's current and proposed products will depend, in large part, upon the ability of the Company or any marketing partners to demonstrate to the marketplace the advantages of the Company's products over other types of products. There can be no assurance that applications or uses for the Company's current and proposed products will be accepted by the marketplace or that any of the Company's current or proposed products will be able to compete effectively.

         UNCERTAINTY OF HEALTHCARE REIMBURSEMENT AND REFORM. The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years, state and federal government regulation of reimbursement rates and capital expenditures in the United States healthcare industry has increased. Lawmakers continue to propose programs to reform the United States healthcare system, which may contain programs to increase governmental involvement in healthcare, lower Medicare and Medicaid reimbursement rates or otherwise change the operating environment for the Company's customers. Healthcare industry participants may react to these proposals by curtailing or deferring investments, including investments in the Company's products.

         DEPENDENCE ON THIRD PARTY RESEARCHERS. The Company is substantially dependent upon third party researchers and others, over which the Company will not have absolute control, to satisfactorily conduct and complete research on behalf of the Company and to grant to the Company favorable licensing terms for products which may be developed. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. These research institutions include the Oregon Medical Laser Center at the Heart Institute of St. Vincent Hospital and Medical Center in Portland, Oregon, the Wellman Labs at Massachusetts General Hospital and the Otolaryngology Research Center for Advanced Endoscopic Applications at New England Medical Center, Boston, Massachusetts. The Company provides research funding, laser technology and optics know-how in return for licensing agreements with respect to specific medical applications and patents. Management believes that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner. The Company's success will be highly dependent upon the results of the research, and there can be no assurance that these research agreements will provide the Company with marketable products in the future or that any of the products developed under these agreements will be profitable for the Company.

         TECHNOLOGICAL OBSOLESCENCE. Both the medical products segment and the electronics segment are characterized by extensive technological developments, and the rapid pace experienced over the past few decades is expected to continue. The Company's failure to develop products in a timely manner in response to changes in the industry, whether for financial, technological or other reasons, will have a material adverse effect on the Company's business, financial condition and results of operations.

         The medical device and personal computer industries are characterized by extensive research and development and rapid technological change. The flexible circuit board component, electronics interconnect and personal computer industries are characterized by large capital investments in new automated processes and state-of-the-art fabrication techniques. In order to participate effectively in those industries, the Company must continue to make large capital investments in new automated processes and state-of-the-art fabrication techniques. Development by others of new or improved products, processes or technologies may make the Company's products or proposed products obsolete or less competitive. The


                                       12


Company will be required to devote continued efforts and financial resources to enhancement of its existing products and development of new products. There can be no assurance that the Company will have the financial resources or the technological capability necessary to carry out such product enhancement and development.

         LACK OF PATENT PROTECTION. The Company currently holds several patents and intends to pursue various additional avenues that it deems appropriate to protect its technology. There can be no assurance, however, that the Company will file any additional patent applications or that any patent applications that have been, or may be, filed will result in issued patents, or that any patent, patent application, know-how, license or cross-license will afford any protection or benefit to the Company.

         The medical device market has been characterized by substantial litigation regarding patent and other intellectual property rights. In both the medical products and the electronic products segments, litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to protect trade secrets or know-how owned by or licensed to the Company or to determine the enforceability, scope and validity of the proprietary rights of others. Adverse determination in litigation or interference proceedings could subject the Company to significant liabilities to third parties, require the Company to seek licenses from third parties and could prevent the Company from manufacturing and selling its products, all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         POSSIBLE PATENT INFRINGEMENTS. In the medical products segment, the Company is aware of patents relating to laser technologies used in certain applications that the Company intends to pursue, which, if valid and enforceable, may be infringed by the Company. The Company has obtained opinions of counsel that the Company is not infringing currently on patents held by others; however, such opinions have not been challenged in any court of law. If the Company's current or proposed products are, in the opinion of patent counsel, infringing on any of these patents, the Company intends to seek non-exclusive, royalty-bearing licenses to such patents but there can be no assurance that any such license would be available on favorable terms, if at all. In the electronic products segment, the Company has not been notified that it is currently infringing on any patents nor has it been the subject of any patent infringement action. No assurance can be given that infringement claims will not be made or that the Company would prevail in any legal action with respect thereto. Defense of a claim of infringement would be costly and could have a material adverse effect on the Company's business, even if the Company were to prevail.

         NEED FOR ADDITIONAL QUALIFIED PERSONNEL/DEPENDENCE ON KEY PERSONNEL. The Company's ability to develop, manufacture and market all of its products, and to attain a competitive position within the medical products and electronics industries, will depend, in large part, on its ability to attract and retain qualified personnel. Competition for qualified personnel in these industries is intense and the Company will be required to compete for such personnel with companies which may have greater financial and other resources; there can be no assurance that the Company will be successful in attracting, assimilating and retaining the personnel it requires to grow and operate profitably. The Company's inability to attract and retain such personnel could have a material adverse effect upon its business. (See "Management of Growth.")

         The Company's future success depends to a significant extent on its executive officers and certain technical, managerial and marketing personnel. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on the Company's business, financial condition and results of operations.

                                       13


         ISSUANCE OF PREFERRED STOCK AND DEBENTURES COULD AFFECT RIGHTS OF COMMON SHAREHOLDERS. The Company is authorized to issue up to 5 million shares of Preferred Stock, US$.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. In February 1996, the Company issued 6,000 shares of Series D Convertible Preferred Stock at a price of US$1,000 per share, which are convertible into Shares at 80% of the daily average closing price of the Shares on the ten trading days preceding such conversion, but in no event less than US$4.50 or more than US$6.00. As of December 12, 1996, 3,368 shares of Series D Convertible Preferred Stock had been converted into 600,116 common shares. In April 1996, the Company issued 10,000 shares of Series E Preferred Stock at a price of US$1,000 per share. The Series E Convertible Preferred Stock, together with any accrued but unpaid dividends, may be converted into Shares at 85% of the average closing bid price for the three trading days immediately preceding the conversion date, but in no event at less than US$6.00 or more than US$12.50. As of December 12, 1996, 7,872 shares of Series E Convertible Preferred Stock had been converted into 1,048,576 of common shares. In July 1996, the Company issued 6,000 shares of Series F Convertible Preferred Stock at a price of US$1,000 per share, which are convertible into Shares at 80% of the daily average closing price of the Shares on the ten trading days preceding such conversion, but in no event less than US$10.00 or more than US$16.00. In September 1996, the Company issued 10,000 shares of Series G
Preferred  Stock at a price of  US$1,000  per share.  The  Series G  Convertible
Preferred Stock, together with any accrued but unpaid dividends, may be converted into Shares at 85% of the average closing bid price for the three trading days immediately preceding the conversion date, but in no event at less than US$6.00 or more than US$11.50. In July 1996, the Company issued 9,675 units in a convertible debenture financing. Each unit consisted of a convertible debenture denominated in 1,000 Swiss Francs and a warrant to purchase 24 shares of the Company's common stock at $16.50 per share. In October 1996, the Company issued $5,000,000 in 4.5% Convertible Subordinated Promissory Notes. The issuance of any such additional Preferred Stock or Debentures could affect the rights of the holders of Shares, and could reduce the market price of the Shares. In particular, specific rights granted to future holders of Preferred Stock or Debentures could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the existing control group.

         ISSUANCE OF RESERVED SHARES; REGISTRATION RIGHTS. As of December 16, 1996, the Company had 29,474,776 Shares of Common Stock outstanding. The Company has reserved an additional 17,518,130 Shares for issuance as follows: (1) 3,922,500 Shares for issuance to key employees, officers, directors, consultants and advisors pursuant to the Company's Stock Option Plans; (2) 254,115 Shares for issuance to employees, officers and directors pursuant to the Company's
401(k) Plan; (3) 1,000,000 Shares for issuance pursuant to the Company's Employee Stock Purchase Plan; (4) 7,293,333 Shares for issuance upon exercise of three-, four- five- and seven-year Warrants issued to certain lenders, investors, consultants, directors, officers and a principal shareholder (a portion of which are subject to certain anti dilutive adjustments); (5) 733,217 Shares for issuance upon conversion of the 2,632 shares of Series D Preferred Stock; (6) 397,165 Shares for issuance upon conversion of the 2,128 shares of Series E Preferred Stock; (7) 867,800 Shares for issuance upon conversion of the debentures sold in the Swiss Franc-Denominated Offering; (8) 750,000 Shares for issuance upon conversion of the debentures sold in the BlueStone Management Company Offering; (9) 600,000 Shares for issuance upon conversion of the 6,000 shares of Series F Preferred Stock; and (10) 1,700,000 Shares for issuance upon conversion of the 10,000 shares of Series G Preferred Stock. All of the foregoing reserved Shares are, or the Company intends for them shortly to be, registered with the Commission and therefore freely salable on Nasdaq or elsewhere.



                                       14


         PRODUCT LIABILITY EXPOSURE. Medical product companies face an inherent business risk of financial exposure to product liability claims in the event that the use of their products results in personal injury. The Company's products are and will continue to be designed with numerous safety features, but it is possible that patients could be adversely affected by use of one of the Company's products or that deaths could occur. Further, in the event that any of the Company's products prove to be defective, the Company may be required to recall and redesign such products. Although the Company has not experienced any material losses due to product liability claims to date, there can be no assurance that it will not experience such losses in the future. The Company maintains liability insurance in the amount of US$4,000,000; however, there can be no assurance that such coverage will continue to be available on terms acceptable to the Company or that such coverage will be adequate for liabilities actually incurred. In the event the Company is found liable for damages in excess of the limits of its insurance coverage, or if any claim or product recall results in significant adverse publicity against the Company, the Company's business, financial condition and results of operations could be materially and adversely affected. In addition, although the Company's products have been and will continue to be designed to operate in a safe manner, and although the Company attempts to educate medical personnel with respect to the proper use of its products, misuse of the Company's products by medical personnel over whom the Company cannot exert control may result in the filing of product liability claims or significant adverse publicity against the Company.

         RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS. As part of its business strategy, the Company intends to seek opportunities to expand its product and service offerings into international markets. In marketing its products and services internationally, the Company will likely face new competitors. There can be no assurance that the Company will be successful in marketing or distributing products and services in these markets or that its international revenue will be adequate to offset the expense of establishing and maintaining international operations. The Company's international business may be adversely affected by changing economic conditions in foreign countries. The majority of the Company's sales are currently denominated in U.S. dollars, but there can be no assurance that a significantly higher level of future sales will not be denominated in foreign currencies. To the extent the Company makes sales denominated in currencies other than U.S. dollars, gains and losses on the conversion of those sales to U.S. dollars may contribute to fluctuations in the Company's business, financial condition and results of operations. In addition, fluctuations in exchange rates could affect demand for the Company's products and services. Conducting an international business inherently involves a number of other difficulties and risks, such as export restrictions, export controls relating to technology, compliance with existing and changing regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing international operations, longer payment cycles, problems in collecting accounts receivable, political instability, seasonal reductions in business activity in Europe and certain other parts of the world during the summer months, and potentially adverse tax consequences. There can be no assurance that one or more of these factors will not have a material adverse effect on any international operations established by the Company and, consequently, on the Company's business, financial condition and results of operations.

         DEPENDENCE ON SOLE SUPPLIERS. The Company relies on outside suppliers for substantially all of its manufacturing supplies, parts and components. Pyralux(R), an integral component of most of the Company's flexible circuit products, is manufactured exclusively by E.I. du Pont de Nemours and Company ("DuPont"). Although the Company has a written agreement with DuPont under which DuPont will supply the Company with all of its requirements for Pyralux, there can be no assurance that the Company will be able to obtain a sufficient supply of Pyralux to fulfill orders for its products in a timely manner, if at all.

         In addition, CO2 laser tubes, an integral component of Tissue's Tru-Pulse Laser system, are manufactured exclusively by Pulse Systems, Inc. There can be no assurance that the Company will be able to obtain sufficient supply of CO2 laser tubes to fulfill orders for its products in a timely manner, if at all.

         DEPENDENCE ON SUBSTANTIAL CUSTOMERS. In the nine months ended September 30, 1996, one customer of Nexar, Government Technology Services, Inc.("GTSI"), accounted for 17% of the Company's revenues. The Company expects that GTSI will continue to be an important customer, but that sales to GTSI as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales. The Company is currently negotiating an agreement with GTSI, a leading supplier of desktop systems to United States Government Agencies, which would strengthen an informal agreement with the Company under which GTSI currently serves as the Company's exclusive federal reseller with respect to Government Services Administration scheduled purchases.

         In the nine months ended September 30, 1996, one customer of Comtel, New Media, Inc. ("New Media"), a related party, accounted for 27% of the Company's revenues. Comtel has entered into a five (5) year agreement with New Media whereby New Media, subcontracted to Comtel all of its manufacturing and assembly business over the contract term. Comtel is compensated by New Media to achieve a guaranteed 15% gross margin to Comtel. Management estimates this contract will generate $80 million in revenues for Comtel over the life of the agreement. On April 5, 1996, Palomar invested $2,345,000 in New Media preferred and common stock and loaned New Media an additional $1,000,000. The note recievable is subordinated and nonrecourse, bears interest at 9% and is due April 1999 or earlier under certain conditions. Palomar also recieved a warrant to purchase 200,000 shares of common stock in New Media at $1.20 per share. The Company expects that New Media will continue to be an important customer, but that sales to New Media, Inc. as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales.

         A loss from either customer could have material, adverse effect on the Company's business in the short term.


                                       15


Furthermore, several other component parts of the Company's medical device products and electronic segment products are manufactured exclusively by one supplier. There can be no assurance that the Company will be able to obtain a sufficient supply of such components at commercially reasonable prices or at all. A shortage of necessary parts and components or the inability of the Company to obtain such parts and components would have a material adverse effect on the Company's business, financial condition and results of operations.

         HAZARDOUS SUBSTANCE AND ENVIRONMENTAL CONCERNS. The manufacture of substrate interconnect products involves numerous chemical solvents and other solid, chemical and hazardous wastes and materials. Dynaco is subject to a variety of environmental laws relating to the generation, storage, handling, use, emission, discharge and disposal of these substances and potentially significant risks of statutory and common law liability for environmental damage and personal injury. The Company, and in certain circumstances, its officers, directors and employees, may be subject to claims arising from the Company's manufacturing activities, including the improper release, spillage, misuse or mishandling of hazardous or non-hazardous substances or material. The Company may be strictly liable for damages, regardless of whether it exercised due care and complied with all relevant laws and regulations. The Company does not currently maintain environmental impairment insurance. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is uninsured or that hazardous substances are not or will not be present at the Company's facilities. The Company believes that it operates its Dynaco facilities in substantial compliance with existing environmental laws and regulations. In June 1989 and April 1994, Dynaco conducted environmental studies of its Tempe, Arizona substrate manufacturing facility and did not discover any contamination requiring remediation.

         Failure to comply with proper hazardous substance handling procedures or violation of environmental laws and regulations would have a material adverse effect on the Company.

         SIGNIFICANT OUTSTANDING INDEBTEDNESS; SUBORDINATION OF DEBENTURES. The Company has incurred substantial indebtedness in relation to its equity capital and will be subject to all of the risks associated with substantial leverage, including the risk that available cash may not be adequate to make required payments to the holders of the Debentures. The Company's ability to satisfy its obligations under the Debentures from cash flow will be dependent upon the Company's future performance and will be subject to financial, business and other factors affecting the operation of the Company, many of which may be beyond the Company's control. In the event the Company does not have sufficient cash resources to satisfy quarterly interest or other repayment obligations to the holders of the Debentures, the Company will be in default under the Debentures, which would have a material adverse effect on the Company. To the extent that the Company is required to use cash resources to satisfy interest payments to the holders of the Debentures, it will have less resources available for other purposes. Inability of the Company to repay the Debentures upon maturity would have a material adverse effect on the Company, which could result in a reduction of the price of the Company's Shares.

         The Debentures will be unsecured and subordinate in right of payment to all Senior Indebtedness of the Company. The Debentures do not restrict the Company's ability to incur additional Senior Indebtedness and most other indebtedness. The terms of Senior Indebtedness now existing or incurred in the future could affect the Company's ability to make payments of principal and/or interest to the holders of Debentures.

         POTENTIAL EFFECT OF ANTI-TAKEOVER PROVISIONS. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business



                                       16


combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control of the Company. The Company's stock option grants generally provide for an exercise of some or all of the optioned stock, including non-vested shares, upon a change of control or similar event. The Board of Directors has authority to issue up to 5,000,000 shares of Preferred Stock and to fix the rights, preference, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance of such Preferred Stock could have a material adverse effect on the market value of the Common Stock. (See "Issuance of Preferred Stock and Debentures Could Affect Rights of Common Shareholders.")



                                       17


                                   THE COMPANY

         The Company was organized to design, manufacture and market lasers, delivery systems and related disposable products for use in medical cosmetic procedures. The Company currently operates in two business segments: medical products and electronic products. In the medical products segment, the Company manufactures and markets the Q-pulse Ruby laser, the Tru-Pulse laser and the EpiLaser system, all of which have been approved by the FDA for certain dermatological applications. The Company also is developing ruby, pulse dye and diode medical lasers for use in clinical trials and is engaged in the research and development of additional medical and surgical products. The Company has expanded its efforts in the cosmetic laser area through a series of product development activities, acquisitions and strategic alliances that target patient self-pay procedures performed in doctors' offices and clinics. The Company has entered into a number of research agreements with recognized research hospitals and clinical laboratories. The Company provides research funding, laser technology and optics know-how in return for licensing agreements to specific medical applications and patents. Management feels that this method of conducting research and development provides a higher level of technical and clinical expertise than it could provide on its own and in a more cost efficient manner. Some of the Company's medical laser products are undergoing clinical trials and have not received FDA approval, including approval for certain dermatological applications

         In the electronic products segment, the Company manufactures high density, flexible electronic circuitry for use in industrial, military and medical devices and personal computers with a unique circuit board design that enables end users to upgrade and replace the microprocessor, memory and hard drive components. Management believes this upgradable personal computer will decrease the level of technical obsolescence found with most personal computers in the market. Some of the Company's electronic products are being incorporated into its laser systems. These new products include a series of proprietary computer memory modules that double the memory capacity of traditional memory modules using the same interface.

         The Company also makes early stage investments in core technologies and companies that management feels are strategic to the Company's business or will yield a higher than average financial return to support the Company's core business. Some of these investments are with companies that are related to some of the directors and officers of the Company.

         In September 1995, the Company established Palomar Electronics Corporation, a wholly-owned subsidiary, as part of its ongoing plan to separate the electronics and computer segments of the business from the medical laser segments of the business.


                                 USE OF PROCEEDS

         The Company will receive no part of the proceeds from the sale of any of the Shares by the Selling Stockholders.



                                       18



                              SELLING STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of shares of Common Stock by the Selling Stockholders as of the date of this Prospectus and the number of such shares included for sale in this Prospectus assuming the sale of all Shares being offered by this Prospectus. A description of the transactions under which the Selling Stockholders received the Common Stock being registered herein is set forth under the heading "Plan Of Distribution" which follows this table. To the best of the Company's knowledge, except as stated in this Prospectus, the Selling Stockholders have not held any office or maintained any material relationship with the Company or any of its predecessors or affiliates over the past three years. The Selling Stockholders reserve the right to reduce the number of shares offered for sale or to otherwise decline to sell any or all of the Shares registered hereunder.

                                             Shares                  Shares                 Shares
                                             owned                   to be                  owned
Selling                                      prior to                sold in                after
Stockholders                                 Offering (1)(2)         Offering               Offering(2)
-----------------------------------------------------------------------------------------------------
GFL Performance Fund Limited (3)               350,474                350,474                   -   -
c/o CITCO
Kaya Flamboyan 9
Curaco, Netherlands Antilles

GFL Advantage Fund Limited (4)               1,167,418                350,474             816,944   2.7%
c/o CITCO
Kaya Flamboyan 9
Curaco, Netherlands Antilles



1. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership of such individual or group.

2. The amount and (if one percent or more) the percentage of outstanding Common Stock.

3. Represents 285,714 shares of Common Stock issued or issuable upon conversion of 5,000 shares of Series G Convertible Preferred Stock (the "Preferred Stock") and 64,760 shares of Common Stock issuable pursuant to a Warrant at $12.00 per share through 9/27/01. The warrant is exercisable on the date of initial issuance (9/27/96). The Preferred Stock was issued at $1,000 per share. Under the terms of the Certificate of Designation for the Preferred Stock, the Preferred Stock, together with any accrued but unpaid dividends, can be converted into a number of shares of Common Stock equal to 85% of the average closing bid price of the Common Stock on the three consecutive trading days immediately preceding the conversion date, but in no event less than $6.00 or more than $11.50. The Preferred Stock is not convertible until December 26, 1996. Dividends accrue at the rate of 7% per annum. The Preferred Stock may only be converted and the Warrant may only be exercised to the extent that neither GFL Performance Fund Limited nor any affiliate there of would be deemed to


                                       19


     hold more than 4.9% of the Company's outstanding Common Stock as a result of such conversion or exercise.

4. Represents 285,714 shares of Common Stock issued or issuable upon conversion of 5,000 shares of Series G Convertible Preferred Stock (the "Preferred Stock") and 64,760 shares of Common Stock issuable pursuant to a Warrant at $12.00 per share through 9/27/01. The warrant is exercisable on the date of initial issuance (9/27/96). The Preferred Stock was issued at $1,000 per share. Under the terms of the Certificate of Designation for the Preferred Stock, the Preferred Stock, together with any accrued but unpaid dividends, can be converted into a number of shares of Common Stock equal to 85% of the average closing bid price of the Common Stock on the three consecutive trading days immediately preceding the conversion date, but in no event less than $6.00 or more than $11.50. The Preferred Stock is not convertible until December 26, 1996. Dividends accrue at the rate of 7% per annum. The Preferred Stock may only be converted and the Warrant may only be exercised to the extent that neither GFL Advantage Fund Limited nor any affiliate there of would be deemed to hold more than 4.9% of the Company's outstanding Common Stock as a result of such conversion or exercise. Also includes 397,165 shares of Common Stock issued or issuable upon conversion of 2,128 shares of Series E Convertible Preferred Stock owned by GFL Advantage Fund Limited, and 304,259 shares of Common Stock issuable upon exercise of a warrant owned by GFL Advantage Fund Limited.

                              PLAN OF DISTRIBUTION

         The  700,948  shares  being  registered  herein for sale by the Selling
Stockholders consist of (i) 571,428 shares of Common Stock issued or issuable upon conversion of shares of the Preferred Stock, and (ii) 129,520 shares issuable pursuant to a Warrant exercisable for Common Stock at $12.00 per share through 9/27/01.

         The Selling Stockholders may sell the Common Stock registered in connection with this Offering on the Nasdaq market system or otherwise. There will be no charges or commissions paid to the Company by the Selling Stockholders in connection with the issuance of the Shares. It is anticipated that usual and customary brokerage fees will be paid by the Selling Stockholders upon sale of the Common Stock offered hereby. The Company will pay the other expenses of this Offering. The Shares may be sold from time to time by the Selling Stockholders, or by pledges, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of Nasdaq; and (d) ordinary brokerage transactions. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


                                       20


         The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments which the Selling Stockholders will be required to make in respect thereof.

                                     EXPERTS

         The audited financial statements incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein upon the authority of said Firm as experts in giving said report.

                                 LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.


                                       21



     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       22


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.

      Securities and Exchange Commission Filing Fee                    $1,452
      Accounting Fees and Expenses                                      2,500
      Legal Fees and Expenses                                           2,000
      Blue Sky Filing Fees and Expenses                                   500
      Printing and Mailing Costs                                          100
      Transfer Agent Fees                                                 500
      Miscellaneous                                                       500
                                                           -------------------
                               Total Expenses                          $7,552
                                                           ===================


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

"To the maximum extent permitted by Section 102(b)(7) of the General Corporation Laws of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         Section 145 of the General Corporation Law of the State of Delaware generally provides that a corporation may indemnify any director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement in connection with any action against him by reason of his being or having been such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, if he is adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless a court determines that he is nevertheless entitled to indemnification. If he is successful on the merits or otherwise in defending the action, the corporation must indemnify him against expenses actually and reasonably incurred by him. Article IX of the Company's Bylaws provides indemnification as follows:



                                       23


INDEMNIFICATION

SECTION 1. Actions, Etc. Other Than by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article IX, an "executive officer" of the Corporation is the president, treasurer, a vice president given the title of executive vice president, or any officer designated as such pursuant to vote of the Board of Directors.

SECTION 2. Actions. Etc. by or in the Right of the Corporation. The Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Determination of Right of Indemnification. Any indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 hereof. Such a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or
(iii) by the stockholders.


                                       24



SECTION 4. Indemnification Against Expenses of Successful Party. Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

SECTION 5. Advances of Expenses. Expenses incurred by a director or officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of thereof, if such person shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in
Section 1 or 2, as the case may be.

SECTION 6. Right to Indemnification Upon Application: Procedure Upon Application. Any indemnification or advance under Sections 1, 2, 4 or 5 of this Article shall be made promptly, and in any event within ninety days, upon the written request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board of Directors that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

SECTION 7. Other Right and Remedies: Continuation of Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, Vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article who serves in such capacity at any time while this Article and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All right to indemnification under this Article or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article.



                                       25


SECTION 8. Other Indemnities. The Board of Directors may, by general vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorize indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

SECTION 9. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

SECTION 10. Constituent Corporations. For the purposes of this Article, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 11. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

SECTION 12. Other Enterprises. Fines. and Serving at Corporation's Request. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation" as referred to in this Article.



                                       26


ITEM 16. EXHIBITS

                  The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

         Exhibit No.       Description

         4(a) Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 10(rr) of the Company's Quarterly Report on Form 10-QSB for its quarter ending June 30, 1996, filed August 14, 1996.

         4(b) Bylaws of the Registrant incorporated by reference to Exhibit No. 3(b) of the Company's Amendment No. 8 to Registration Statement on Form S-1 [Reg. No. 33-47479] filed December 17, 1992.

         4(c) Form of Common Stock Certificate incorporated by reference to Exhibit No. 4(b) of the Company's Amendment No. 8 to Registration Statement on Form S-1 [Reg. No. 33-47479] filed December 17, 1992.

         4(d) Certificate of Designation of Series G Convertible Preferred Stock, dated September 26, 1996, incorporated by reference to Exhibit No. 10(ww) of the Company's Quarterly Report on Form 10-QSB for its quarter ending September 30, 1996, filed November 14,1996.

         4(e)* Certificate of Amendment to the Company's Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 16, 1996.

         5* Opinion of Foley, Hoag & Eliot LLP regarding legality of shares registered hereunder

         23(a)* Consent of Arthur Andersen LLP, independent public accountants

         23(b)*            Consent  of  Foley,  Hoag & Eliot  LLP  (included  in
                           Exhibit 5)


ITEM 17. UNDERTAKINGS

(1)      The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high


                                       27


                       and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

                  (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                       28



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, Commonwealth of Massachusetts, on December 13, 1996.

                                   PALOMAR MEDICAL TECHNOLOGIES, INC.



                                             By: /s/ Steven Georgiev
                                                -----------------------------
                                                 Steven Georgiev, Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


                 Signature                                       Title                                       Date
   /s/  Steven Georgiev                      Chairman of the Board, Chief                             December 13, 1996
   --------------------------------------    Executive Officer and Director
   Steven Georgiev                           (Principal Executive Officer)


   /s/  Dr. Michael H. Smotrich              President, Chief Operating Officer,                      December 13, 1996
   --------------------------------------    Director
   Dr. Michael H. Smotrich

   /s/  Joseph P. Caruso                     Vice President, Chief Financial                          December 13, 1996
   --------------------------------------    Officer, Treasurer (Principal Financial
   Joseph P. Caruso                          and Accounting Officer)


   /s/  Joseph E. Levangie                   Director                                                 December 13, 1996
   --------------------------------------
   Joseph E. Levangie

   /s/ Buster C. Glosson                     Director                                                 December 13, 1996
   --------------------------------------
   Buster Glosson



                                       29